EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES MARCH CASH DISTRIBUTION

Dallas, Texas, March 19, 2010 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.255572 per unit, payable on April 15, 2010, to unitholders of record on March 31, 2010.  The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)

Current Month	17,000	168,000	$72.55	$7.63

Prior Month	16,000	170,000	$68.80	$7.25

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

*          *          *
Contact:	Nancy G. Willis Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 877-228-5084